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                                                                     EXHIBIT 3.1

                                                                          PAGE 1



                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GENESIS DIRECT, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JUNE, A.D. 1996, AT 3:15 O'CLOCK P.M.




                          [SEAL OF STATE OF DELAWARE]




              [LOGO OF SECRETARY'S OFFICE] /s/ Edward J. Freel
                                          -----------------------------------
                                          EDWARD J. FREEL, SECRETARY OF STATE


                                          AUTHENTICATION:   7996655
2636438  8100
                                                    DATE:   06-21-96
960181616

                         CERTIFICATE OF INCORPORATION

                                      OF

                             GENESIS DIRECT, INC.


     FIRST:    The name of the corporation is:
     -----

               Genesis Direct, Inc. (hereinafter the "Corporation").

     SECOND:   The address of its registered office in the State of Delaware is
     ------
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The nature of the business or purposes to be conducted or
     -----
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:   The total number of shares of stock which the Corporation shall
     ------
have authority to issue is one hundred thousand shares of Common Stock, and the par value of each of such shares is one cent ($0.01) amounting in the aggregate to one thousand dollars ($1,000).

     FIFTH:    The Board of Directors is authorized to make, alter or repeal the
     -----
By-Laws of the Corporation. Election of directors need not be by written ballot.

     SIXTH:    The name and mailing address of the Sole Incorporator is:

               M.A. Brzoska
               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware 19801

     SEVENTH:  To the fullest extent permitted by the General Corporation Law of
     -------
Delaware as the same exists or may be amended, a director of the Corporation shall not be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director.
Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall adversely
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affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     EIGHTH:  The Corporation shall, to the fullest extent permitted by the
     ------
General Corporation Law of Delaware as the same exists or may hereafter be amended, from time to time, indemnify and advance expenses to all persons whom it may indemnify and advance expenses pursuant thereto. The indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     NINTH:   No amendments to the Certificate of Incorporation or repeal of
     -----
any Article of the Certificate of Incorporation shall increase the liability or alleged liability or reduce or limit the right to indemnification of any directors, officers or employees of the Corporation for acts or omissions of such person occurring prior to such amendment or repeal.

     I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of June, 1996.
                          ----

     /s/ M.A. Brzoska
--------------------------
By:  M.A. Brzoska
     Sole Incorporator

                                       2
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                                                                          PAGE 1


                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "GENESIS DIRECT, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 1997, AT 11:30 O'CLOCK A.M.









              [LOGO OF SECRETARY'S OFFICE] /s/ Edward J. Freel
                                          -----------------------------------
                                          EDWARD J. FREEL, SECRETARY OF STATE


2636438  8100                             AUTHENTICATION:   8675106

971326408                                           DATE:   09-29-97

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                             GENESIS DIRECT, INC.


     Genesis Direct, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("General Corporation Law"),

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Genesis Direct, Inc. (the "Corporation"), held on September 26, 1997, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that this certificate of amendment setting forth the proposed amendment of the Certificate of Incorporation of the Corporation (this "Certificate of Amendment") be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

             NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be, and it hereby is, amended to restate Article FOURTH to read in full as follows:
        ------
     The total number of shares of all classes of stock that the Corporation shall have authority to issue is five hundred thousand (500,000) shares, consisting of (i) three hundred thousand (300,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) two hundred thousand (200,000) shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

     A. COMMON STOCK
        ------------

     1. General. The voting, dividend and liquidation rights of the holders of
        -------
     the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                                       1
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2. Voting. The holders of Common Stock are entitled to one vote for each share
   ------
held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

3. Dividends. Dividends shall be declared and paid on the Common Stock from
   ---------
funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether
   -----------
voluntary or involuntary, all of the assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of the Preferred Stock, if any, and Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.
   ---------------

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in this Section B of Article FOURTH and/or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations, or restrictions thereof, including without limitation dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided in this Article FOURTH or in any shareholders agreement, no vote of the holders of the Preferred Stock or Common Stock shall be prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to such vote being expressly waived by all present and future holders of the capital stock of the Corporation. The resolutions providing for issuance of any series of Preferred Stock may provide that such resolutions may be amended by subsequent resolutions adopted in the same manner as the

                                       2
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     preceding resolutions. Such resolutions shall be effective upon adoption, without the necessity of any filing, with the Secretary of State of the State of Delaware or otherwise.

     SECOND: That thereafter, all of the stockholders of the Corporation took action by executing a unanimous written consent of the stockholders in accordance with Section 228 of the General Corporation Law pursuant to which all of the stockholders of the Corporation approved the amendment to the Corporation's Certificate of Incorporation set forth in paragraph FIRST and approved this Certificate of Amendment.

     THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

                                       3
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     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Barry Curtis, its Vice President and Chief Financial Officer, this 29th day of September, 1997.


                              By:  /s/ Barry Curtis
                                  ------------------------------------------
                                  Barry Curtis,
                                  Vice President and Chief Financial Officer